UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2010
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 202	77002
Houston, Texas	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 574-1770
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On July 30, 2010, OAS Holding Company LLC (“OAS Holdco”) completed the distribution of 2,487,145 shares of Oasis Petroleum Inc. (the “Company”) common stock to certain of its members and executive officers of the Company as a result of the completion of the previously disclosed reorganization transactions entered into in connection with the Company’s initial public offering. 2,140,377 of such shares were distributed to affiliates of the Company and remain subject to lock-up restrictions entered into in connection with the initial public offering. Oasis Petroleum Management LLC, an affiliate of certain executive officers of the Company, received 55,200 shares as part of OAS Holdco’s distributions, which the Company expects will be distributed to certain third-party contractors and consultants in the future.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OASIS PETROLEUM INC.
Date: August 3, 2010	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer